Dated:  August 20, 2003

Signatures of all Reporting Persons:

                                  GE CAPITAL EQUITY INVESTMENTS, INC.

                                  By:           /s/ Peter J. Muniz
                                       ------------------------------
                                         Name:   Peter J. Muniz
                                         Title:  Senior Vice President

                                  GENERAL ELECTRIC CAPITAL CORPORATION

                                  By:             /s/ Peter J. Muniz
                                       ------------------------------
                                         Name:   Peter J. Muniz
                                         Title:  Department Operations Manager

                                  GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                  By:           /s/ Peter J. Muniz
                                       ------------------------------
                                       Name:     Peter J. Muniz
                                       Title:    Attorney-in-fact

                                  GENERAL ELECTRIC COMPANY

                                  By:           /s/ Peter J. Muniz
                                       ------------------------------
                                       Name:     Peter J. Muniz
                                       Title:    Attorney-in-fact